SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2006

Colombia Goldfields Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51013	76-0730088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

208-8 King Street East , Toronto, Ontario Canada	M5C 1B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 416-203-3856

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 1, 2006, Daniel Hunter resigned as our Chief Operating Officer. There was no known disagreement with Mr. Hunter on any matter relating to our operations, policies or practices. Mr. Hunter will continue to serve as a member of our board of directors.

On December 1, 2006, Kenneth Phillippe resigned as our Chief Financial Officer. There was no known disagreement with Mr. Phillippe on any matter relating to our operations, policies or practices. On December 1, 2006, the board of directors appointed Jim Kopperson to fill the vacancy created by the resignation of Mr. Phillippe and act as our Chief Financial Officer.

Jim Kopperson. Mr. Kopperson is currently serving as our Chief Financial Officer. Mr. Kopperson is a Chartered Accountant and holds a Masters Degree in Accounting from the University of Waterloo. From 1994 to 1997, Mr. Kopperson served in the Office of the Chief Accountant at the Ontario Securities Commission. From 1997 to 1999, he was Senior Manager at KPMG, LLP, an international accounting and consulting firm. From 1999 to 2002 he was an Audit and Securities Reviewing Partner with KPMG, LLP. From 2002 to 2005, he was Chief Financial Officer of RDM Corporation, a publicly traded transaction processing and manufacturing company. In 2006, Mr. Kopperson served as interim Chief Financial Officer for Photowatt Technologies, an alternative energy company.

On December 1, 2006, Luis Correa Ocampo resigned as our Vice President of Exploration. There was no known disagreement with Mr. Ocampo on any matter relating to our operations, policies or practices. On December 1, 2006, the board of directors appointed Dr. Stewart D. Redwood to fill the vacancy created by the resignation of Mr. Ocampo and act as our Vice President of Exploration.

Dr. Steward D. Redwood. Dr. Redwood is currently serving as our Vice President of Exploration. Dr. Redwood has accumulated 25 years of mineral exploration experience. He has a degree in geology from Glasgow University and obtained his Ph.D from Aberdeen University for his work on the gold and silver deposits of Bolivia. From 1987 to 1989 he was a Higher Scientific Officer with the British Geological Survey in Scotland. From 1989 to 1994 he was Director of Exploration for Mintec S.A., a Bolivian consulting firm. From 1994 to 1999, Dr. Redwood joined Inmet Mining Corporation as Senior Geologist in South and Central America. In 2000, he worked as Chief Geologist for AngloGold South America Ltd. on the company’s gold exploration in South America. From 2000 to 2004, Dr. Redwood co-founded and served as the COO and director of Exploration & Discovery Latin America (Panama) Inc. to carry out gold exploration in the Dominican Republic, Central America and Peru. From 2002 to 2005, he was the Chief Geologist of Minmet plc, a company conducting exploration and mining in Brazil, Sweden and Spain. From 2004 to 2005, he was President, CEO and director of GoldQuest Mining Corp., a company involved in gold exploration in the Dominican Republic. From 2005 until joining our company, Dr. Redwood provided geological consulting to various firms.

There are no family relationships between Messrs. Kopperson and Redwood and any of our directors or executive officers.

Messrs. Kopperson and Redwood have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Mr. Kopperson or Dr. Redwood.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colombia Goldfields Ltd.

/s/ James Randall Martin
James Randall Martin
Chief Executive Officer and Director

Date: December 7, 2006